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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


       As independent public accountants, we hereby consent to the incorporation of our report dated February 28, 1996, included in the company's 1995 Form 10-K, into the company's previously filed Registration Statements on Form S-8 File Nos. 333-05617, 333-00405, 333-00403 and 333-00349, and the
company's previously filed Registration Statements on Form S-3 File Nos. 333-05619 and 333-01371.


                                                         /s/ Arthur Andersen LLP



Dallas, Texas
March 7, 1997